     As filed with the Securities and Exchange Commission on October 8, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 IDT CORPORATION
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                   22-3415036
        -----------------------                 -------------------------------
              (State of                                (I.R.S. Employer
            Incorporation)                           Identification No.)

                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000
              ----------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

              IDT Corporation 1996 Stock Option and Incentive Plan,
                             as Amended and Restated
      ---------------------------------------------------------------------
                            (Full Title of the Plan)

                                 Howard S. Jonas
                                    Chairman
                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000
              ----------------------------------------------------
           (Name, Address, and Telephone Number, Including Area Code,
                              of Agent for Service)

                             ----------------------

                                   Copies to:

                              Joyce J. Mason, Esq.
                          General Counsel and Secretary
                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000

================================================================================

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                           Proposed Maximum     Proposed Maximum         Amount of
                                                        Amount to be        Offering Price     Aggregate Offering      Registration
       Title of Securities to be Registered             Registered(1)          Per Share              Price                 Fee
====================================================================================================================================
Class B Common Stock, par value $.01 per share            3,000,000       $      15.425 (2)    $   46,275,000       $     4,257.30

(1) This Registration Statement shall also cover such additional indeterminate number of shares of the Registrant's Class B Common Stock as may be issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1996 Stock Option and Incentive Plan, as Amended and Restated (the "Plan").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the shares of Class B Common Stock on the New York Stock Exchange on October 3, 2002.

                                EXPLANATORY NOTE

         The 3,000,000 shares covered by this Registration Statement represent additional shares of Class B Common Stock that were reserved for issuance from time to time under the Plan as a result of an amendment increasing the aggregate number of shares of Class B Common Stock by 3,000,000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-19727) filed with the Securities and Exchange Commission on January 14, 1997 are incorporated by reference into this Registration Statement.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters with respect to the Common Stock will be passed on by Joyce J. Mason, Esq. Ms. Mason is Senior Vice President, Secretary, General Counsel and a director of the Company and is the beneficial owner of 88,970 shares of Common Stock and 204,470 shares of Class B Common Stock, including 4,640 shares of Common Stock and 9,215 shares of Class B Common Stock held by members of her immediate family and 73,950 shares of Common Stock and 183,350 shares of Class B Common Stock issuable upon the exercise of employee stock options exercisable within 60 days (as adjusted to reflect the Class B Common Stock dividend effected in May 2001).

         Item 8.  Exhibits.

         Pursuant to General Instruction E to Form S-8, only the following exhibits are required:

   Exhibit Number                                               Description
   --------------                                               -----------

        5.1           Legal Opinion of Joyce J. Mason, Esq.

        23.1          Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

        23.2          Consent of Ernst & Young LLP.

        23.3          Consent of Grant Thornton LLP.

        24.1          Power of Attorney (included in the Signature Pages to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on October 4, 2002.


                                IDT CORPORATION


                                By: /s/ James A. Courter
                                    -------------------------------------------
                                    James A. Courter
                                    Vice Chairman and Chief Executive Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard S. Jonas and James A. Courter, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 4th day of October, 2002.

                         Signature                                                    Titles
                         ---------                                                    ------
                   /s/ Howard S. Jonas                                               Chairman
--------------------------------------------------------
                      Howard S. Jonas

                  /s/ James A. Courter                              Vice Chairman and Chief Executive Officer
--------------------------------------------------------                  (Principal Executive Officer)
                     James A. Courter

                 /s/ Michael Fischberger
--------------------------------------------------------               Chief Operating Officer and Director
                    Michael Fischberger

                  /s/ Stephen R. Brown                                 Chief Financial Officer and Director
--------------------------------------------------------                  (Principal Financial Officer)
                     Stephen R. Brown

                   /s/ Marcelo Fischer                               Chief Accounting Officer and Controller
--------------------------------------------------------                 (Principal Accounting Officer)
                     Marcelo Fischer

                   /s/ Joyce J. Mason
--------------------------------------------------------
                      Joyce J. Mason                                                 Director

                   /s/ Marc E. Knoller
--------------------------------------------------------
                      Marc E. Knoller                                                Director

                   /s/ Moshe Kaganoff
--------------------------------------------------------
                      Moshe Kaganoff                                                 Director

                 /s/ Geoffrey Rochwarger
--------------------------------------------------------
                    Geoffrey Rochwarger                                              Director

                   /s/ Meyer A. Berman
--------------------------------------------------------
                      Meyer A. Berman                                                Director

                         Signature                                                    Titles
                         ---------                                                    ------
                  /s/ J. Warren Blaker
--------------------------------------------------------
                     J. Warren Blaker                                                Director

                  /s/ Michael J. Levitt
--------------------------------------------------------
                     Michael J. Levitt                                               Director

                   /s/ Saul K. Fenster
--------------------------------------------------------
                      Saul K. Fenster                                                Director

                /s/ William Arthur Owens
--------------------------------------------------------
                   William Arthur Owens                                              Director

                   /s/ William F. Weld
--------------------------------------------------------
                      William F. Weld                                                Director

                   /s/ Paul Reichmann
--------------------------------------------------------
                      Paul Reichmann                                                 Director

                                 EXHIBIT INDEX

     Exhibit Number                                        Description
     --------------                                        -----------
           5.1             Legal Opinion of Joyce J. Mason, Esq.

          23.1             Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

          23.2             Consent of Ernst & Young LLP.

          23.3             Consent of Grant Thornton LLP.

          24.1             Power of Attorney (included in the Signature Pages to this Registration
                           Statement).